EX-3.a.

                              AMENDED AND RESTATED

                          GENERAL DISTRIBUTOR AGREEMENT


         This Amended and Restated General Distributor Agreement is by and among JACKSON NATIONAL LIFE INSURANCE COMPANY (JNL), a Michigan corporation, JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK (JNLNY), a New York corporation (together, "COMPANY"), and JACKSON NATIONAL LIFE DISTRIBUTORS, LLC (JNLD), a Delaware limited liability company (the "Agreement").

         Reference is made to the following agreements, which the parties now wish to combine, amend, and restate in their entirety: General Distributor Agreement between JNL and JNLD dated June 30, 1998 (Jackson National Separate Account-I); General Distributor Agreement between JNL and JNLD dated June 30, 1998 (Jackson National Separate Account III); General Distributor Agreement between JNL and JNLD dated August 2, 1999 (Jackson National Separate Account V); General Distributor Agreement between JNL and JNLD dated March 29, 2004 (Jackson National Separate Account IV); General Distributor Agreement between JNL and JNLD dated May 3, 2004 (Jackson National Separate Account IV); General Distributor Agreement between JNLNY and JNLD dated June 30, 1998 (JNLNY Separate Account I); General Distributor Agreement between JNLNY and JNLD dated December 29, 1999 (JNLNY Separate Account II); and General Distributor Agreement between JNLNY and JNLD dated March 29, 2004 (JNLNY Separate Account IV). This Agreement supercedes all prior agreements and understandings, both oral and written, among the parties with respect to the below subject matter, including the Amended and Restated General Distributor Agreement dated October 25, 2005.

                                        I

         COMPANY issues variable and fixed annuity contracts and variable universal life insurance policies (the "Variable Products") through its separate accounts named in attached and incorporated Appendix A. JNLD agrees to distribute the Variable Products to Selling Broker Dealers (as defined in
Section III) and insurance agencies for sale to the public and to provide sales services, subject to this Agreement's terms and conditions. JNLD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (NASD).

                                       II

         COMPANY authorizes JNLD and JNLD agrees to serve, during the term of this Agreement, as the distributor of the Variable Products. JNLD will distribute the Variable Products to Selling Broker-Dealers and insurance agencies to sell, at a price to be set by COMPANY, to purchasers permitted to buy such Variable Products as specified in the applicable prospectus.

                                       III

         Company authorizes JNLD, subject to disapproval by COMPANY, to select broker-dealers ("Selling Broker Dealers") to enter into separate written agreements ("Selling Agreements") with Company and JNLD to participate as JNLD shall deem appropriate in the distribution of the Variable Products. Selling Broker Dealers must be registered under the 1934 Act and members of the NASD, and either licensed as an insurance agency or affiliated with an insurance agency, which insurance agency must also execute the Selling Agreement. The Selling Agreements shall be in a form acceptable to COMPANY. Each Selling Broker-Dealer and its registered representatives soliciting applications for Variable Products ("Representatives") shall be duly and appropriately licensed, appointed by COMPANY, registered and otherwise qualified for the sale of Variable Products under the NASD rules and applicable federal and state securities and insurance laws. Each Selling Broker-Dealer shall be responsible for its Representatives continuing compliance with all applicable securities laws and regulations including, but not limited to, registration requirements, and with all applicable state laws.

                                       IV

         Each Selling Agreement shall provide as follows, in words or substance with respect to the training and supervision of Representatives and other persons associated with such Selling-Broker Dealer who are involved directly or indirectly in the offer or sale of Contracts:

          A. All such persons shall be subject to the control of such Selling-Broker Dealer with respect to such persons' activities in connection with the sale of Variable Products. Such Selling-Broker Dealer shall be responsible for training and supervision of all such persons. JNLD and COMPANY shall not have responsibility for the training and supervision of any person associated with such Selling-Broker Dealer. JNLD shall require such Selling Broker-Dealer to agree to comply with COMPANY's position regarding legal and ethical business standards for its producers and to engage in active and fair competition as required by all applicable laws, rules and regulations.

          B. Such Selling Broker-Dealer shall be required to assume full responsibility for continued compliance by itself and its associated persons (as defined in Section 3(a)(18) of the 1934
               Act) with the NASD Conduct Rules ("NASD Rules") and applicable federal and state securities and insurance laws. Such Selling-Broker Dealer shall be specifically charged with the responsibility of supervising its representatives' compliance with all applicable suitability requirements under federal or state law or the regulations of the NASD. Such Selling Broker-Dealer shall be specifically charged with providing or arranging for adequate training to ensure that representatives have thorough knowledge of each Variable Product for sale and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Such Selling Broker-Dealer and its representatives shall not recommend the purchase of a Variable Product to a prospective purchaser unless they have reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable regulations of any regulatory authority, including the Securities and Exchange Commission (SEC) and the NASD.

                                        V

         The parties hereto recognize that any Representative selling Variable Products as contemplated by this Agreement shall be acting as an insurance agent of COMPANY. Such Representatives shall not be considered agents or employees of JNLD, unless any contract between JNLD and any such person specifically provides otherwise. Further, it is intended by the parties hereto that such Representatives have and shall continue to be considered to have a common law independent contractor relationship with COMPANY and not to be considered common law employees of COMPANY, unless any contract between COMPANY and any person selling the Variable Products specifically provides otherwise.

                                       VI

         JNLD shall be fully responsible for carrying out all compliance and supervisory obligations in connection with the distribution of the Variable Products, as required by NASD Rules, and by federal and any applicable state laws. JNLD shall assume full responsibility for training and oversight of its representatives engaged directly or indirectly in the distribution of the Variable Products to Selling Broker-Dealers, and shall have the authority to require that disciplinary action be taken with respect to its representatives. JNLD agrees to comply with COMPANY's position regarding legal and ethical business standards and to engage in active and fair competition as required by all applicable laws, rules and regulations.

                                       VII

         COMPANY and JNLD each agree to carry out its activities and obligations under this Agreement in continuous compliance with the federal and state laws and regulations, including those governing securities and insurance related activities or transactions, as applicable. Each shall notify the other parties immediately in writing if it fails to comply with any applicable law or regulation.

                                      VIII

         COMPANY reserves the right to review and accept or reject all applications for Variable Products. All applications forwarded to COMPANY shall be approved by an appropriate registered principal of the submitting Selling-Broker Dealer in accordance with all applicable rules and regulations, including but not limited to those regarding suitability. All premium payments for such Variable Products shall be sent promptly to the office designated for such by COMPANY.

                                       IX

         COMPANY shall furnish JNLD with copies of such information, financial statements and other documents requested by JNLD for use in connection with the distribution of the Variable Products, as may be deemed reasonable by COMPANY. COMPANY shall provide to JNLD such number of copies of the currently effective prospectuses and any supplements, as JNLD and COMPANY shall agree upon from time to time. COMPANY reserves the right to require the recall of any material approved by it at any time for any reason, and JNLD shall promptly comply, and use its best efforts to cause all Selling Broker-Dealers to promptly comply.

                                        X

         JNLD is not authorized to give any information, make any representations, or authorize anyone else to give any information or make any representation concerning COMPANY or the separate accounts, other than as contained in the current SEC-filed registration statement or such sales literature as may be authorized by COMPANY.

                                       XI

         COMPANY, as agent for JNLD, shall confirm to each applicant for and purchaser of a Variable Product acceptance of Premiums and such other transactions as are required by Rule 10b-10 under the 1934 Act, including administrative interpretations thereunder. COMPANY shall maintain and preserve such books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply. COMPANY shall maintain all such books and records and hold such books and records on behalf of and as agent for JNLD whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.

                                       XII

         The parties to this Agreement agree to keep necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records. Each party shall make such books and records reasonably available to the other party. The parties shall promptly furnish each other with any reports and information the other party may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or under the rules of the NASD.

                                      XIII

         Commissions payable with respect to Variable Products shall be paid by COMPANY as agent for JNLD, and nothing herein shall obligate JNLD to otherwise or directly pay any commissions or other remuneration to the Selling Broker-Dealers/Representatives selling the Variable Products or to reimburse such Selling Broker-Dealers/Representatives for expenses incurred by them, nor shall JNLD have any interest whatsoever in any commissions or other remuneration payable to any Selling Broker-Dealer/Representative by COMPANY.

                                       XIV

         Each party will promptly notify the other parties of any customer complaint or notice of any regulatory investigation or proceeding received by such party or their respective affiliates relating to the Variable Products or any threatened or filed arbitration action or civil litigation arising out of the offer or sale of the Variable Products. The parties shall cooperate fully in investigating and responding to any such complaint, regulatory investigation or proceeding, arbitration, or civil litigation, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement.

         JNLD will include in each Selling Agreement a notification provision comparable to this Paragraph requiring the Selling Broker-Dealer (a) to notify JNLD and COMPANY promptly of any complaint or claim or any notice of any regulatory investigation or proceeding received by the Selling-Broker Dealer or its affiliates relating to JNLD, COMPANY, any associated person of JNLD or COMPANY, and any Variable Product, or any threatened or filed arbitration action or civil litigation arising out of solicitation of the Variable Products, and
(b) to cooperate with COMPANY and JNLD in investigating and resolving such matter.

                                       XV

         Each party (the "Indemnifying Party") hereby agrees to release, indemnify, and hold harmless the other parties, its officers, directors, employees, agents, servants, predecessors or successors from any claims or liability arising out of the breach of this Agreement by the Indemnifying Party or arising out of acts or omissions of the Indemnifying Party or its agents, appointees, independent contractors or employees not authorized by this Agreement, including the violation of the federal and state securities laws, state insurance laws, and tax laws, including the Employee Retirement Income Security Act of 1974 (ERISA), or arising from acts of misrepresentation or false declaration concerning the products sold hereunder.

                                       XVI

         No party will disclose Confidential Information (as defined below) to any person or entity other than their respective Representatives (as defined below) or use Confidential Information other than in connection with their activities under this Agreement, unless and to the extent (i) if the Confidential Information relates to a party or an affiliate thereof, such party otherwise agreed in writing to such usage, or (ii) if the Confidential Information relates to a client or prospective client of a party or an affiliate, such client and such party or affiliate otherwise agrees in writing to such usage.

         "CONFIDENTIAL INFORMATION" relating to any person or entity means all information concerning the identity of, and the finances, business, operations, prospects, procedures, or relationships relating to such person or entity, which is received verbally or in writing by a party from the other party, unless and to the extent such information either becomes generally available to the public other than through disclosure by the receiving party or becomes available to the receiving party on a non-confidential basis from a person other than the other party, who to the receiving party's knowledge, is not prohibited from disclosing the information. Without limitation of the foregoing, COMPANY agrees to keep the identity of each client and all information of any nature relating to each client confidential and shall use such information only for the purposes set forth in this Agreement and not otherwise. "Representatives" of a party means its directors, officers, employees, attorneys, agents, and other representatives that are designated and provided in writing from time to time to the other party upon request of the other party.

         The parties may disclose Confidential Information to the extent required by applicable law or at the request of any regulatory or supervisory authority having jurisdiction over that party.

                                      XVII

         No amendment or supplement to this Agreement shall bind the parties unless in writing, signed by duly authorized officers, except for any changes to Appendix A. The parties agree to be bound by any changes to Appendix A of which there is notice, and for which no signatures will be required.

         This Agreement shall remain in effect unless terminated as hereinafter provided. This Agreement shall automatically terminate in the event of its assignment by JNLD. This Agreement may be terminated by either party hereto at any time upon not less than 60 days' written notice to the other party.


                                      XVIII

         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by first class mail, registered or certified, postage prepaid and properly addressed as follows:

         TO COMPANY:

         Jackson National Life Insurance Company
         1 Corporate Way
         Lansing, Michigan  48951

         Attention:  Thomas J. Meyer

         And/or

         Jackson National Life Insurance Company of New York
         2900 Westchester Avenue
         Purchase, New York  10577

         Attention:  Thomas J. Meyer


         TO JNLD:

         Jackson National Life Distributors, LLC
         8055 E. Tufts Avenue
         Suite 1000
         Denver, Colorado 80237

         Attention:  Clifford J. Jack

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.


         This Agreement is effective as of the 1st day of June, 2006.

                           JACKSON NATIONAL LIFE INSURANCE COMPANY


                           By:      THOMAS J. MEYER
                                ------------------------------------------------
                                    Thomas J. Meyer

                           Its:     SENIOR VICE PRESIDENT AND GENERAL COUNSEL


                           JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK


                           By:      THOMAS J. MEYER
                                ------------------------------------------------
                                    Thomas J. Meyer

                           Its:     SENIOR VICE PRESIDENT AND GENERAL COUNSEL



                           JACKSON NATIONAL LIFE DISTRIBUTORS, LLC


                           By:       CLIFFORD J. JACK
                                ------------------------------------------------


                           Its:      President
                                 -----------------------------------------------

                                   APPENDIX A
                                                              Dated June 1, 2006

JACKSON NATIONAL LIFE INSURANCE COMPANY:

         Jackson National Separate Account I

         Jackson National Separate Account III

         Jackson National Separate Account IV

         Jackson National Separate Account V

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK:

         JNLNY Separate Account I

         JNLNY Separate Account II

         JNLNY Separate Account IV